Exhibit 10.1

Exhibit A

VerifyMe, Inc.

Amendment to the 2017 Equity Incentive Plan

VerifyMe, Inc. amends its 2017 Equity Incentive Plan (the "Plan") as follows:

The "Change of Control" definition in the Plan shall be deleted and replaced by the following:

"Change of Control" means:

(I)       A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities and a replacement of the majority of the members of the Board under Clause (4) below. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust, corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the Securities Exchange Act of 1934).

(2)       A sale, transfer, or other disposition through a single transaction or a series of related transactions of all or substantially all of the assets of the Company;

(3)       Any consolidation or merger of the Company, unless the consolidation or merger is primarily for the purpose of changing the domicile of the Company;

(4)       Within a 12 month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

Effective: April 23, 2019